Exhibit 10.14

***Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[...***...]”) in this exhibit.***

ASSIGNMENT AGREEMENT

This Assignment Agreement is entered into as of November 21, 2019 (the “Assignment Effective Date”) by and between Amgen Inc., a Delaware corporation having an address at One Amgen Center Drive, Thousand Oaks, California, 91320 (“Amgen”), and JASPER THERAPEUTICS, INC., a Delaware corporation having an address at 725 Mariposa Avenue, Mountain View, California, CA 94041 (“Jasper”).

Recitals

Amgen and The Board of Trustees of the Leland Stanford Junior University for Stanford University (“Institution”), on behalf of […***…] (“Principal Investigator”) entered into an Investigator Sponsored Research Agreement effective as of June 18, 2013, as amended on February 27, 2017 (the “ISRA”) and Amgen and Institution entered into a Quality Agreement effective as of October 7, 2015 (the “QA”, and together with the ISRA, the “Agreements”). Amgen now wishes to assign the Agreements to Jasper, and Jasper wishes to accept such assignment. Pursuant to Section 18.1 of the ISRA, Amgen may assign the ISRA without the prior consent of the Principal Investigator or Institution. The QA does not contain any provisions that prohibit the assignment of the QA by either Amgen or Institution.

Agreement

Amgen and Jasper, intending to be legally bound, agree as follows:

1. Amgen hereby assigns to Jasper all of Amgen’s right, title and interest in, to and under the Agreements, including without limitation the right to freely use the Data (as defined in the ISRA) in whatever manner it desires and the right to exercise the Option (as defined in the ISRA) in accordance with Section 5.2 of the ISRA.

2. Jasper agrees to assume, perform and discharge all obligations of Amgen under the Agreements that arise after the Assignment Effective Date except to the extent that such obligations are due to a breach or default by Amgen of its obligations under the Agreement prior to the Assignment Effective Date. For the avoidance of doubt, Jasper shall not assume or have any responsibility whatsoever with respect to any liability or obligation of Amgen under the Agreements that arose or accrued on or before the Assignment Effective Date, and Amgen shall retain all such liabilities and obligations.

3. Notwithstanding the assignment and assumption of the QA as contemplated herein, prior to executing any recall, stock correction, product retrieval or similar undertaking pursuant to Article 17 of the QA, Jasper shall notify Amgen in writing of such planned undertaking (which notice shall include reasonable detail regarding the issue that is the basis of such undertaking), and use reasonable efforts to discuss such issue with Amgen.

4. Amgen represents and warrants to Jasper that (a) the Agreements are in full force and effect, (b) the Option has not expired or been exercised, (c) Amgen has not waived any of its rights with respect to the Option, (d) Amgen has not received any notice that it has breached any of its obligations under the Agreements, and (e) to Amgen’s knowledge, Institution has not breached any of its obligations under the Agreements.

5. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, Amgen, Jasper and their respective successors and assigns, if any. Nothing contained in this Assignment Agreement is intended to provide any right or remedy to any person or entity, other than Amgen and Jasper.

6. Each party represents and warrants that is has the right, power and authority to enter into this Assignment Agreement and to grant and assume the rights and obligations of such party set forth herein.

7. This Assignment Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of laws.

8. This Assignment Agreement may be executed in multiple counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties to this Assignment Agreement have caused it to be executed and delivered as of the Assignment Effective Date.

Amgen Inc.

	By:	/s/ Robert A. Bradway
Legal Dept	Name:	Robert A. Bradway
EMM	Title:	Chairman of the Board, President & CEO
/s/ EMM

Jasper Therapeutics, Inc.

By:	/s/ Susan Prohaska
Name:	Susan Prohaska
Title:	Chief Executive Officer